UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011

MERCHANTS & MARINE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Mississippi	000-53198	26-2498567
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3118 Pascagoula Street, Pascagoula, Mississippi	39567
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (228) 762-3311

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The 2011 annual meeting of shareholders (the “2011 Annual Meeting”) of Merchants & Marine Bancorp, Inc. (the “Company”) was held on April 7, 2011. At the 2011 Annual Meeting, Lynda J. Gautier, John F. Grafe and Gerald J. St. Pé were elected as directors, each to hold office until the Company’s 2014 annual meeting of shareholders or until his or her successor is elected and qualified.
The voting results of the director elections, which were described in more detail in the definitive proxy statement relating to the 2011 Annual Meeting that the Company filed with the Securities and Exchange Commission on March 11, 2011, are set forth below.

	Votes For	Votes Withheld	Abstain
Lynda J. Gautier	745,668	9,600	-0-
John F. Grafe	751,520	5,283	-0-
Gerald J. St. Pé	752,489	3,546	-0-
In addition to the foregoing, the remaining directors not up for re-election at the 2011 Annual Meeting continue to serve on the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS & MARINE BANCORP, INC.
Date: April 11, 2011	By:	/s/ Royce Cumbest
Royce Cumbest
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)